Exhibit 99.1

G-III APPAREL GROUP, LTD.

For:	G-III Apparel Group, Ltd.

Contact: Investor Relations
James Palczynski
(203) 682-8229

Neal S. Nackman, Chief Financial Officer
G-III Apparel Group, Ltd.
(212) 403-0500

G-III APPAREL GROUP, LTD. UPDATES

FOURTH QUARTER AND FULL FISCAL YEAR 2017 GUIDANCE

— Expects Net Sales and Operating Profit for Retail Operations to be Lower Than Anticipated—

New York, New York – January 5, 2017 – G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced an update to its fourth quarter and full fiscal year ended January 31, 2017 net sales and net income estimates. Fourth quarter net sales from the Company’s retail operations segment are expected to be less than anticipated due to unseasonably warm weather in the first part of the quarter, persistent lower traffic as compared to last year, issues with respect to the design and merchandising of accessories sold at the Wilsons stores, and an overall challenging retail environment. The Company was anticipating positive comparative sales increases in the low single digits for both the Wilsons and Bass retail chains. The Company now anticipates comparative sales to be down low-double digits for Wilsons and down mid-single digits for G.H. Bass. In addition, gross margin will be adversely impacted due to higher than planned promotional activity in the retail operations segment. As a result, the Company expects the retail operations segment to experience a decrease in net sales of approximately $20 million and a decrease in net income of approximately $10 million, equal to $0.20 per diluted share, in the fourth quarter compared to the anticipated results for the segment previously included in the Company’s forecast. The forecast for the wholesale operations segment remains consistent with the Company’s prior expectations.

For the full fiscal year ending January 31, 2017, the Company is now forecasting net sales of approximately $2.41 billion and net income between $57 million and $62 million, or a range between $1.21 and $1.31 per diluted share, compared to the previous guidance of net sales of approximately $2.43 billion and net income between $67 million and $72 million, or a range between $1.41 and $1.51 per diluted share. The full year forecast continues to include an estimate of net sales of approximately $25 million and operating losses

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and additional interest expense of approximately $21 million, before taxes, equal to $0.28 per diluted share, associated with the acquisition of Donna Karan International, Inc. The current year’s forecast also continues to include professional fees of approximately $15 million, before taxes, equal to approximately $0.20 per diluted share, in connection with the acquisition and the impact of the issuance of approximately 2.6 million shares of new G-III common stock to the seller.

Excluding professional fees associated with the acquisition of Donna Karan in fiscal 2017 and other income in fiscal 2016, the Company is now forecasting non-GAAP net income per diluted share of between $1.41 and $1.51, for the full 2017 fiscal year compared to $2.44 for the 2016 fiscal year. The non-GAAP forecast includes the estimated operating losses and additional interest expense of approximately $21 million, before taxes, equal to $0.28 per diluted share, related to the Donna Karan business and the issuance of additional shares associated with the acquisition of Donna Karan

The Company is now projecting adjusted EBITDA for fiscal 2017 of between approximately $148 million and $155 million compared to adjusted EBITDA of $210.1 million in fiscal 2016 and to its previous forecast of adjusted EBITDA of between approximately $163 million and $171 million. The current projection includes estimated operating losses of $14 million of the post-acquisition Donna Karan business, but excludes professional fees associated with the acquisition of Donna Karan.

Non-GAAP net income per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with U.S. GAAP. Reconciliations of forecasted and actual GAAP net income per share to forecasted and actual non-GAAP net income per share and of GAAP net income to adjusted EBITDA are included in tables accompanying the condensed financial statements in this release.

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About G-III Apparel Group, Ltd.

G-III is a leading manufacturer and distributor of apparel and accessories under licensed brands, owned brands and private label brands. G-III’s owned brands include Donna Karan, DKNY, Vilebrequin, Andrew Marc, Marc New York, Bass, G.H. Bass, Weejuns, G-III Sports by Carl Banks, Eliza J, Black Rivet and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld, Kenneth Cole, Cole Haan, Guess?, Jones New York, Jessica Simpson, Vince Camuto, Ivanka Trump, Ellen Tracy, Kensie, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Hands High, Touch by Alyssa Milano and more than 100 U.S. colleges and universities. G-III also operates retail stores under the Donna Karan, Wilsons Leather, Bass, G.H. Bass & Co., Vilebrequin and Calvin Klein Performance names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, risks relating to G-III’s acquisition of Donna Karan International Inc. and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER SHARE TO
FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

(Unaudited)

	Revised Forecasted Twelve Months Ending January 31, 2017	Prior Forecasted Twelve Months Ending January 31, 2017	Actual Twelve Months Ended January 31, 2016

GAAP diluted net income per common share	$ 1.21 - $ 1.31	$1.41 - $1.51	$2.46

Excluded from non-GAAP:
Professional fees associated with Donna Karan acquisition, net of taxes	0.20	0.20	-
Other income, net of taxes	-	-	(0.02)

Non-GAAP diluted net income per common share	$ 1.41 - $ 1.51	$1.61 - $1.71	$2.44

Non-GAAP diluted net income per share is a “non-GAAP financial measure” that excludes (i) professional fees incurred in connection with the acquisition of Donna Karan in fiscal 2017 and (ii) other income in fiscal 2016 which consisted of the reduction of the estimated contingent consideration payable in connection with the acquisition of Vilebrequin. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding acquisition expenses and other income that is not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO FORECASTED AND
ACTUAL ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Revised Forecasted Twelve Months Ending January 31, 2017	Actual Twelve Months Ended January 31, 2016

Net income	$ 57,000 – $ 62,000	$114,333

Professional fees associated with the Donna Karan acquisition	15,000	-

Other income	-	(1,068)

Depreciation and amortization	31,700	25,392

Interest and financing charges, net	13,300	6,691

Income tax expense	31,000 – 33,000	64,800

Adjusted EBITDA, as defined	$ 148,000 – $ 155,000	$210,148

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and excludes (i) estimated expenses incurred in connection with the acquisition of Donna Karan in fiscal 2017 and (ii) other income in fiscal 2016 which consisted of the reduction of the estimated contingent consideration payable in connection with the acquisition of Vilebrequin. Forecasted net income and adjusted EBITDA include $14 million of estimated operating losses associated with the acquisition of Donna Karan. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.

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